UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 18, 2023
____________________________
OWLET, INC.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 North Ashton Boulevard, Suite 300 Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)
(844) 334-5330
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2023 the Board of Directors (the “Board”) of Owlet, Inc. (the “Company”) appointed Melissa Gonzales to serve as a Class I director of the Board, effective July 18, 2023, for a term expiring at the Company’s 2025 annual meeting of stockholders and until her successor has been elected and qualified or until her earlier death, resignation or removal. There are no committees of the Board on which Ms. Gonzales is currently contemplated to serve.

Ms. Gonzales has served as the President, Women’s health, at Myriad Genetics, Inc. (Nasdaq: MYGN), a genetic testing and precision medicine company, since May 2021. Prior to joining Myriad, Ms. Gonzales held several senior leadership and executive positions with Medela LLC and affiliated entities starting in 2008, including most recently as Executive Vice President, Americas, from January 2019 to May 2021, Executive Vice President, North America from August 2018 to December 2018, and Executive Vice President, Global Business Unit Human Milk from January 2018 to August 2018. Earlier in her career, she led commercial teams at Align Technology and Smith & Nephew. Ms. Gonzales has also served as Board Chair, March of Dimes, Chicago, since January 2021. Ms. Gonzales holds a Bachelor of Science in Nursing from the University of Illinois Chicago, and a Master of Business Administration from the Keller Graduate School of Management of DeVry University.

There are no transactions between Ms. Gonzales and the Company that would be reportable under Item 404(a) of Regulation S-K.

In connection with her service as a non-employee director, Ms. Gonzales is eligible to receive compensation under the Company’s Non-Employee Director Compensation Program, which was adopted by the Board as of July 18, 2023 under the Company’s 2021 Incentive Award Plan (the “Plan”) and provides for: (i) an annual cash retainer of $50,000 for serving on the Board, payable quarterly in arrears, which Ms. Gonzales may elect to receive in the form of fully vested restricted stock units (“RSUs”) granted under the Plan on the date the cash retainer would otherwise be paid, with the number of such RSUs calculated by rounding down, to the nearest whole number, the quotient of (a) the portion of the cash retainer elected to be received in the form of RSUs divided by (b) the 30 trading day average closing price of a share of the Company’s Class A Common Stock (the “Common Stock”) as of the fifth business day following the end of the applicable calendar quarter; (ii) an initial grant on the effective date of Ms. Gonzales’s appointment to the Board, comprised of that number of RSUs calculated by rounding down, to the nearest whole number, the quotient of (a) the product of (1) $150,000 multiplied by (2) a fraction, the numerator of which is the number of days remaining until the first anniversary of the annual meeting of the Company’s stockholders that immediately preceded Ms. Gonzales’s appointment, and the denominator of which is 365, divided by (b) the 30 trading day average closing price of a share of Common Stock as of the date of her appointment (the “Initial Grant”); (iii) an annual grant on the date of the Company’s annual meeting of stockholders, comprised of that number of RSUs calculated rounding down, to the nearest whole number, the quotient of (a) $150,000 divided by (b) the 30 trading day average closing price of a share of Common Stock as of the date of such annual meeting of the Company’s stockholders (the “Annual Grant”); (iv) the vesting in full of the Initial Grant and Annual Grants on the earlier of (1) the first anniversary of the applicable grant date, and (2) immediately prior to the next annual meeting of stockholders of the Company following such grant date, subject to Ms. Gonzales’s continued service through the applicable vesting date; and (v) the accelerated vesting of all outstanding RSUs and other equity awards upon a change in control of the Company.

The Company also expects Ms. Gonzales to enter into the Company’s standard indemnification agreement for directors and officers.

Item 7.01. Regulation FD Disclosure.

A copy of the press release, dated July 19, 2023, announcing the appointment of Ms. Gonzales to the Board, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 furnished hereunder, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01, including Exhibit 99.1 furnished hereunder, shall not be deemed incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 19, 2023.

104	Cover Page Interactive Data file (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owlet, Inc.

Date: July 21, 2023	By:	/s/ Kathryn R. Scolnick
	Name:	Kathryn R. Scolnick
	Title:	Chief Financial Officer